UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2010
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     This Current Report on Form 8-K includes revisions to Item 8. Financial Statements and Supplementary Data of Patriot Coal Corporation’s (we, our, us or the Company) Annual Report on Form 10-K for the year ended December 31, 2009, that we originally filed with the Securities and Exchange Commission (SEC) on February 24, 2010 (Original Filing). The revisions reflect an additional note which presents condensed consolidating financial information for: (a) Patriot Coal Corporation (the “Parent”) on a stand-alone basis and (b) the guarantor subsidiaries under our shelf registration statement (“Guarantor Subsidiaries”) on a combined basis. In addition, in connection with the filing of this Current Report and pursuant to the rules of the SEC, we are including an exhibit consisting of a consent from our independent registered public accounting firm in this Form 8-K.
     This Form 8-K does not attempt to modify or update any other disclosures set forth in the Original Filing, except as required to reflect the additional note described above in this Form 8-K and therefore, this report does not update or discuss any other developments affecting us subsequent to the date of the Original Filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
99.1	Revised Item 8 of Patriot Coal Corporation’s December 31, 2009 Form 10-K, originally filed on February 24, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 26, 2010

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer